UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2013

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Union Boulevard, Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2012, Mr. David P. Suleski’s position as Chief Financial Officer of Rare Element Resources Ltd. (the “Registrant”) was terminated, with his employment to continue until December 31, 2013.  Mr. Suleski will receive severance benefits under the terms of the Severance Compensation Agreement between the Registrant and Mr. Suleski dated as of April 23, 2013.  The material terms of these severance arrangements were disclosed on the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2013, which is hereby incorporated by reference into this Current Report on Form 8-K.

Paul H. Zink, 58, has been appointed, effective December 12, 2013, as Senior Vice President and Chief Financial Officer of the Registrant.  Mr. Zink is a former Director and Chair of the Audit Committee of the Registrant, serving on the Registrant’s Board of Directors and Audit Committee from February 2012 to April 2013.  Mr. Zink served as Chief Executive Officer and Chief Investment Officer and was a board member for Americas Bullion Royalty Corp. from March 2013 to November 2013.  He was President of Eurasian Capital, the royalty and merchant banking division of Eurasian Minerals Inc., from July 2010 to January 2013.  From March 2008 to February 2010, he served as the President and Director of International Royalty Corp.  From August 2000 until September 2007, Mr. Zink held the position of Senior Investment Analyst at the Denver-based, privately held investment firm, Republic Financial Corporation.  He has been a Director of Atna Resources Ltd. since April 5, 2011.  Mr. Zink graduated Phi Beta Kappa from Lehigh University with a bachelor’s degree in Economics and International Relations.

Mr. Zink’s initial salary is set at an annual rate of $230,000.  Subject to Board approval, Mr. Zink will be granted stock options under the 10% Rolling Stock Option Plan for a total of 100,000 shares of the Registrant’s common stock, with 50,000 to be granted following Board approval in December 2013 and the remaining 50,000 to be granted following Board approval after the six-month anniversary of Mr. Zink’s start date.  The vesting for each of the option grants is 20% of the grant at four months, eight months, 12 months, 15 months, and 18 months after the grant date.  Mr. Zink will also be entitled to participate in the employee benefit programs of the Registrant.  Mr. Zink will be granted certain change of control benefits, effective as of December 12, 2013, and will be granted certain severance benefits similar to those held by Mr. Suleski upon the six-month anniversary of his appointment as an officer of the Registrant.

For purposes of Item 401(b) of Regulation S-K, there are no reportable arrangements or understandings between Mr. Zink and any other persons pursuant to which he was selected for the position of Senior Vice President and Chief Financial Officer.  There are no relationships between Mr. Zink and any of the Registrant’s directors, executive officers or other key personnel or related party transactions entered into with Mr. Zink that are reportable under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

Item 7.01

Regulation FD Disclosure

On December 12, 2013, the Registrant issued a press release announcing the appointment of Mr. Zink as Chief Financial Officer of the Registrant.  A copy of the press release is attached to this report as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Press Release dated December 12, 2013 (a)

(a)

The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the U.S. Securities and Exchange Commission pursuant to General Instruction B.2 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 13, 2013

RARE ELEMENT RESOURCES LTD.

            /s/ Kelli C. Kast

By:

Name:

Kelli C. Kast

Title:

Vice President, General Counsel, and

Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated December 12, 2013 (a)

(a)

The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the U.S. Securities and Exchange Commission pursuant to General Instruction B.2 of Form 8-K.